 Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	July 26, 2017

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS RECORD REVENUE
AND NON-GAAP NET INCOME*
FOR SECOND QUARTER 2017, RAISES 2017 GUIDANCE
AND GIVES PRELIMINARY 2018-2019 GUIDANCE

•	Q2 2017 worldwide revenue of $186.5 million ($188.7 million on a comparable, constant currency* basis), up 23.5% as reported (up 24.9% on a comparable, constant currency* basis) over Q2 2016

•
YTD 2017 worldwide revenue of $357.6 million ($361.0 million on a comparable, constant currency* basis), up 23.7% as reported (up 24.9% on a comparable, constant currency* basis) over the same period in 2016

•
Q2 2017 core revenue* up 9.3% over Q2 2016 core revenue* (core revenue* up 10.4% on a comparable, constant currency* basis); YTD 2017 core revenue* up 10.5% over core revenue* for the same period of 2016 (core revenue up 11.4% on a comparable, constant currency* basis)

•	Q2 2017 GAAP EPS was $0.19, compared to $0.16 in Q2 2016; Q2 2017 non-GAAP EPS* was $0.36, compared to $0.26 in Q2 2016.

•	Q2 2017 GAAP gross margin was 45.1%, compared to 44.3% in Q2 2016; Q2 2017 non-GAAP gross margin* was 48.3%, compared to 46.4% for Q2 2016.

* Non-GAAP net income, non-GAAP EPS, constant currency revenue, core revenue, core revenue on a constant currency basis and non-GAAP gross margin are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measure is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy, today announced revenue of $186.5 million for the quarter ended June 30, 2017, an increase of 23.5% over revenue of $151.1 million for the quarter ended June 30, 2016. On a comparable, constant currency basis, revenue for the second quarter of 2017 would have been up 24.9% over revenue for the comparable quarter of 2016. For the six months ended June 30, 2017, revenue was $357.6 million, up 23.7% compared to revenue for the six months ended June 30, 2016. On a comparable, constant currency basis, revenue for the six months ended June 30, 2017 would have been up 24.9% over revenue for the comparable period of 2016.

Merit’s GAAP net income for the second quarter of 2017 was $9.5 million, or $0.19 per share, compared to $7.3 million, or $0.16 per share, for the second quarter of 2016. Merit’s non-GAAP net income* for the quarter ended June 30, 2017 was $18.3 million, or $0.36 per share, compared to $11.5 million, or $0.26 per share, for the quarter ended June 30, 2016.

Merit’s GAAP net income for the six months ended June 30, 2017 was $24.3 million, or $0.50 per share, compared to $11.6 million, or $0.26 per share, for the six months ended June 30, 2016. Merit’s non-GAAP net income* for the six months ended June 30, 2017 was $31.0 million, or $0.64 per share, compared to $19.8 million, or $0.44 per share, for the six months ended June 30, 2016.

Merit’s revenue by category for the three and six-month periods ended June 30, 2017, compared to the corresponding periods in 2016, was as follows:

		Three Months Ended June 30,			Six Months Ended June 30,

	% Change	2017	2016	% Change	2017	2016
Cardiovascular
Stand-alone devices	54.3%	$71,588	$46,394	51.2%	$135,681	$89,726
Custom kits and procedure trays	5.8%	31,797	30,065	2.9%	60,672	58,944
Inflation devices	11.2%	20,789	18,691	7.9%	39,296	36,403
Catheters	10.8%	31,968	28,846	17.0%	61,736	52,745
Embolization devices	1.8%	12,158	11,948	8.6%	24,685	22,731
CRM/EP	19.3%	11,434	9,581	28.1%	22,451	17,520
Total	23.5%	179,734	145,525	23.9%	344,521	278,069

Endoscopy
Endoscopy devices	22.9%	6,815	5,546	18.2%	13,097	11,079

Total	23.5%	$186,549	$151,071	23.7%	$357,618	$289,148

“Our second quarter reinforced our belief in the continued momentum of our business,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Our integration of the Argon critical care business and Catheter Connections assets has exceeded our expectations and helped to maintain gross margins at our first quarter level and our belief that we will see continued gross margin improvement during the balance of the year. All product divisions, including OEM, Sensors and Coatings, are growing and contributing. To put it simply, we believe the business is in sync.”

“This growth, combined with our product segment growth and recent regulatory approvals, has caused us to modify our guidance for 2017,” Lampropoulos said. “We are raising our 2017 revenue and earnings guidance while maintaining our gross margin forecast. Additionally, with our view of our product pipeline and market acceptance, we are providing preliminary guidance for 2018 and 2019. We believe top-line growth can be maintained at 8% and that we can achieve gross margin improvement of 100-150 basis points and bottom line growth of 13-15% for 2018 and 2019.”

“We believe our full product pipeline and the recent de novo classification to expand the indications for our Embosphere® Microspheres to include prostatic artery embolization (PAE) provide substantial opportunity,” Lampropoulos added. “Training courses for PAE taught by experienced physicians have been over-subscribed and are generating excitement.”

“Growth, innovation, successful integration and the daily operation of the business require employees of extraordinary skill,” Lampropoulos said. “Our staff and production employees are doing an excellent job.”

2017 GUIDANCE
Based upon information currently available to Merit's management, Merit estimates that for the year ending December 31, 2017, absent material acquisitions or non-recurring transactions, Merit's revenues will be in the range of $722-$727 million, an increase of approximately 19.6% - 20.4%, compared to revenues of $603.8 million for the year ended December 31, 2016. Also, based on information currently available to Merit's management, Merit estimates that, absent material acquisitions or non-recurring transactions, Merit's GAAP earnings per share for 2017 will be in the range of $0.80-$0.86 and non-GAAP* earnings per share for 2017 will be in the range of $1.23-$1.28. Merit’s financial guidance for the year ending December 31, 2017 is subject to risks and uncertainties, including, but not limited to, potential accounting adjustments attributable to Merit’s ongoing valuation of intangibles and other financial assets acquired from Argon Medical Devices, Inc. and Catheter Connections, Inc., as well as risks and uncertainties identified in Merit’s public filings.

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 45136329) today, Wednesday, July 26, 2017, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2017 (Unaudited)	December 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$37,675	$19,171
Trade receivables, net	103,689	80,521
Employee receivables	148	198
Other receivables	5,560	5,445
Inventories	136,684	120,695
Prepaid expenses and other assets	9,105	6,226
Prepaid income taxes	2,656	2,525
Deferred income tax assets	—	8,219
Income tax refunds receivable	43	423
Total Current Assets	295,560	243,423

Property and equipment, net	285,203	276,573
Intangibles, net	211,206	182,697
Goodwill	226,829	211,927
Deferred income tax assets	1,997	171
Other assets	31,056	28,012
Total Assets	$1,051,851	$942,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	36,671	30,619
Accrued expenses	59,185	44,947
Current portion of long-term debt	16,969	10,000
Advances from employees	192	572
Income taxes payable	1,910	2,193
Total Current Liabilities	114,927	88,331

Deferred income tax liabilities	23,354	25,981
Liabilities related to unrecognized tax benefits	438	438
Deferred compensation payable	9,725	9,211
Deferred credits	2,474	2,550
Long-term debt	224,943	314,373
Other long-term obligations	9,508	3,730
Total Liabilities	385,369	444,614

Stockholders' Equity
Common stock	348,051	206,186
Retained earnings	318,171	293,885
Accumulated other comprehensive loss	260	(1,882)
Total stockholders' equity	666,482	498,189
Total Liabilities and Stockholders' Equity	$1,051,851	$942,803

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
SALES	$186,549	$151,071	$357,618	$289,148

COST OF SALES	102,408	84,217	197,535	162,193

GROSS PROFIT	84,141	66,854	160,083	126,955

OPERATING EXPENSES
Selling, general and administrative	57,409	43,653	115,180	85,358
Research and development	13,313	11,429	25,838	22,016
Acquired in-process research and development	75	100	75	100
Contingent consideration expense	(18)	91	19	193
Total	70,779	55,273	141,112	107,667

INCOME FROM OPERATIONS	13,362	11,581	18,971	19,288

OTHER INCOME (EXPENSE)
Interest income	89	16	172	25
Interest (expense)	(1,639)	(1,768)	(4,345)	(3,097)
Bargain purchase gain (loss)	(669)	—	11,574	—
Other income (expense)	170	33	434	(447)
Total other income (expense) - net	(2,049)	(1,719)	7,835	(3,519)

INCOME BEFORE INCOME TAXES	11,313	9,862	26,806	15,769

INCOME TAX EXPENSE	1,830	2,572	2,520	4,128

NET INCOME	$9,483	$7,290	$24,286	$11,641

EARNINGS PER COMMON SHARE-
Basic	$0.19	$0.16	$0.51	$0.26

Diluted	$0.19	$0.16	$0.50	$0.26

AVERAGE COMMON SHARES-
Basic	49,957	44,308	47,406	44,297

Diluted	51,188	44,703	48,516	44,647

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles which are generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	core revenue on a constant currency basis;

•	non-GAAP earnings per share;

•	non-GAAP gross margin; and

•	non-GAAP net income.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such expenses in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation or governmental proceedings. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustment of $2.1 million and $3.4 million for the three and six-month periods ended June 30, 2017, respectively, was calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2016, respectively.

Core Revenue
Merit’s core revenue is defined as reported revenue excluding revenues from the acquisitions of the HeRO® Graft (excluded January 2017 only) and DFINE, Inc. in 2016 and Catheter Connections, Inc. and the critical care division of Argon Medical Devices, Inc. in 2017. Core revenue on a constant currency basis is defined as core revenue plus the foreign exchange impact related to those core sales, using the applicable foreign exchange rates in effect for the comparable periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by reducing GAAP net income by certain expenses which are deemed by Merit’s management to be of a non-recurring nature, such as expenses related to new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation or governmental proceedings, as well as other expenses set forth in the table below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation

The following table sets forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three and six-month periods ended June 30, 2017 and 2016. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $1.1 million and $0.8 million for the three-month periods ended June 30, 2017 and 2016, respectively, and approximately $1.7 million and $1.4 million for the six-month periods ended June 30, 2017 and 2016, respectively.

CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP
FOR THE THREE MONTHS ENDED JUNE 30, 2017 AND 2016 (Unaudited)
In thousands, except per share data

	Three Months Ended
	June 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$11,313	$(1,830)	$9,483	$0.19

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	4,917	(1,840)	3,077	0.06
Inventory mark-up related to acquisitions	985	(383)	602	0.01
Selling, General & Administrative
Severance	128	(50)	78	0.00
Acquisition-related (c)	1,736	(552)	1,184	0.02
Fair value adjustment to contingent consideration (d)	(18)	7	(11)	(0.00)
Long-term asset impairment charge (b)	2	(1)	1	0.00
Acquired in-process research & development	75	(29)	46	0.00
Amortization of intangibles	1,329	(512)	817	0.02
Special legal expense (e)	3,657	(1,422)	2,235	0.04
Other (Income) Expense
Gain from bargain purchase (f)	669	—	669	0.01
Amortization of long-term debt issuance costs	171	(67)	104	0.00

Non-GAAP net income	$24,964	$(6,679)	$18,285	$0.36

Diluted shares				51,188

	Three Months Ended
	June 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$9,862	$(2,572)	$7,290	$0.16

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	3,169	(1,162)	2,007	0.04
Inventory mark-up related to acquisition	61	(24)	37	0.00
Selling, General & Administrative
Severance	560	(218)	342	0.01
Acquisition-related (c)	1,637	(637)	1,000	0.02
Fair value adjustment to contingent consideration (d)	91	(35)	56	0.00
Long-term asset impairment charge (b)	88	(34)	54	0.00
Acquired in-process research & development	100	(39)	61	0.00
Amortization of intangibles	847	(323)	524	0.01
Other Income
Amortization of long-term debt issuance costs	264	(103)	161	0.00

Non-GAAP net income	$16,679	$(5,147)	$11,532	$0.26

Diluted shares				44,703

CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP
FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016 (Unaudited)
In thousands, except per share data

	Six Months Ended
	June 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$26,806	$(2,520)	$24,286	$0.50

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	9,743	(3,646)	6,097	0.13
Inventory mark-up related to acquisitions	2,878	(1,120)	1,758	0.04
Selling, General & Administrative
Severance	1,344	(523)	821	0.02
Acquisition-related (c)	3,288	(834)	2,454	0.05
Fair value adjustment to contingent consideration (d)	19	(7)	12	0.00
Long-term asset impairment charge (b)	19	(7)	12	0.00
Acquired in-process research & development	75	(29)	46	0.00
Amortization of intangibles	2,672	(1,031)	1,641	0.03
Special legal expense (e)	8,497	(3,305)	5,192	0.11
Other (Income) Expense
Gain from bargain purchase (f)	(11,574)	—	(11,574)	(0.24)
Amortization of long-term debt issuance costs	343	(133)	210	0.00

Non-GAAP net income	$44,110	$(13,155)	$30,955	$0.64

Diluted shares				48,516

	Six Months Ended
	June 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$15,769	$(4,128)	$11,641	$0.26

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	6,242	(2,285)	3,957	0.09
Inventory mark-up related to acquisition	207	(80)	127	0.00
Selling, General & Administrative
Severance	1,778	(692)	1,086	0.02
Acquisition-related (c)	2,403	(935)	1,468	0.03
Fair value adjustment to contingent consideration (d)	162	(63)	99	0.00
Long-term asset impairment charge (b)	88	(34)	54	0.00
Acquired in-process research & development	100	(39)	61	0.00
Amortization of intangibles	1,646	(627)	1,019	0.02
Other Income
Amortization of long-term debt issuance costs	521	(203)	318	0.01

Non-GAAP net income	$28,916	$(9,086)	$19,830	$0.44

Diluted shares				44,647

(a)	Reflects the tax effect of the non-GAAP adjustments

(b)	Represents abandoned patents

(c)	Represents costs related to acquisitions

(d)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions

(e)	Costs incurred in responding to an inquiry from the U.S. Department of Justice

(f)	Represents the bargain purchase gain realized from the acquisition of the critical care division of Argon Medical Devices, Inc.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited, in thousands)

		Three months ended			Six months ended
		June 30,			June 30,
	% Change	2017	2016	% Change	2017	2016
Reported Revenue	23.5%	$186,549	$151,071	23.7%	$357,618	$289,148

Add: Impact of foreign exchange (a)		2,121	—		3,386	—

Constant Currency Revenue	24.9%	$188,670	$151,071	24.9%	$361,004	$289,148

		Three months ended			Six months ended
		June 30,			June 30,
	% Change	2017	2016	% Change	2017	2016
Reported Revenue	23.5%	$186,549	$151,071	23.7%	$357,618	$289,148

Less: Revenue from certain acquisitions (b)		21,483	—		38,211	—

Core Revenue	9.3%	$165,111	$151,071	10.5%	$319,407	$289,148

Add: Impact of foreign exchange on core revenue (a)		1,645	—		2,631	—

Core revenue on a constant currency basis	10.4%	$166,756	$151,071	11.4%	$322,038	$289,148

(a) The constant currency revenue adjustments of $2.1 million and $3.4 million to reported revenue, as well as the adjustments of $1.6 million and $2.6 million to core revenue, for the three and six-month periods ended June 30, 2017, respectively, were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2016, respectively.

(b) Represents revenue from the acquisitions of the HeRO Graft in February 2016 (excluding January 2017 revenue); DFINE, Inc. in July 2016; the assets of Catheter Connections, Inc. in January 2017; and the critical care division of Argon Medical Devices in January 2017.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, in thousands)
(As a percentage of reported revenue)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Reported Gross Margin	45.1%	44.3%	44.8%	43.9%

Less:
Amortization of intangibles	2.7%	2.1%	2.7%	2.1%
Inventory mark-up related to acquisitions	0.5%	0.0%	0.8%	0.1%

Non-GAAP Gross Margin	48.3%	46.4%	48.3%	46.1%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy.  Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 290 individuals.  Merit employs approximately 4,600 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission.  Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through completed, proposed or future transactions; product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; restrictions on Merit's liquidity or business operations resulting from its current debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual

Report on Form 10-K for the year ended December 31, 2016 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., in the United States and other jurisdictions.

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